Exhibit 10.29
ROADHOUSE GRILL, INC.
2005 SPECIAL INCENTIVE COMPENSATION PLAN
     1. ESTABLISHMENT AND PURPOSE
     Roadhouse Grill, Inc., a Florida corporation (“Company”), hereby establishes the “Roadhouse Grill, Inc. Special Incentive Compensation Plan.” The Plan is intended to provide an incentive for certain senior management employees of the Company.
     2. ADMINISTRATION
     This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The interpretation and construction by the Committee of the Plan, the calculation by the Committee of payments and any other determinations or calculations made by the Committee hereunder, shall be conclusive, final and binding, except as otherwise provided herein. The Committee may delegate the administration of this Plan and such other aspects of the Plan (which may include any or all of the determinations and calculations required by this Plan) to such officer(s) of the Company as the Committee shall deem appropriate, and no such officer, no member of the Committee, and no member of the Board of Directors of the Company shall be liable to any person for any action, determination or calculation in connection with this Plan made in good faith. Each such officer and member of the Committee or Board of Directors shall be fully protected in taking any action hereunder in reliance in good faith upon the books and records of the Company or upon such information, opinions, reports or statements presented to the Company by any person as to matters such officer or member of the Committee or Board of Directors reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
     3. CERTAIN DEFINITIONS
     The following definitions and related rules shall apply for purposes of this Plan.
     “Allocation Factor” means, with respect to a particular Participant, a percentage equal to the quotient of such Participant’s Participation Percentage, divided by the sum of the Participation Percentages of all of the Participants at the time of determining such Participant’s Allocation Factor. In no event shall the Allocation Factor of any Participant exceed 30 percent.
     “Cause” means any of the following: (i) any Participant’s conduct that would constitute under federal or state law either a felony or a misdemeanor involving moral turpitude, or a determination by the Board that Participant has willfully violated Company policies or procedures involving discrimination, harassment, alcohol or substance abuse, or work place violence causing material injury to the Company, (ii) Participant’s actions or omissions that constitute fraud, dishonesty or gross misconduct, (iii) Participant’s knowing and intentional breach of any fiduciary duty that causes material injury to the Company, or (iv) Participant’s inability to perform his material duties, after reasonable notice and an opportunity to resolve the issues, due to alcohol or other substance abuse.
     “Change of Control” shall mean any of the following events:
          (a) any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, any compensation plan of the Company, any majority-owned subsidiary of the Company, or Berjaya Group (Cayman) Limited or any subsidiary thereof; becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 51% of the combined voting power of the Company; or
          (b) the shareholders of the Company approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 30% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a liquidation or dissolution of the Company; or (3) the sale of all or substantially all of the assets of the Company or of a subsidiary of the Company that accounts for more than 66 2/3% of the consolidated revenues of the Company, but not including a reorganization, merger or consolidation of the Company, provided, however, that a reorganization or liquidation that occurs under the Bankruptcy Code shall not be considered to meet the requirements of this section.
     “Measurement Date” means the date immediately preceding the date on which a Change in Control occurs.
     “Participants” means the persons designated as Participants in this Plan by the Committee from time to time. The Committee shall identify the Participants by means of a written resolution adopted by the Committee prior to the occurrence of a Change in Control. The Committee may terminate the status of any person as a Participant by providing such person with written notice of such termination, but such termination shall not become effective until six months after the date on which such notice is provided to such person. Notwithstanding the foregoing, if a Participant voluntarily terminates his employment with the Company or its subsidiaries, or if a Participant’s employment is terminated by the Company or its subsidiaries for Cause, then such Participant shall cease to be a Participant, and such Participant’s Participation Percentage shall be reduced to zero immediately upon such termination.
     “Participation Percentage” means, with respect to a particular Participant, the Participation Percentage assigned to such Participant by the Committee. The Committee shall assign Participation Percentages to the Participants by means of a written resolution adopted by the Committee at any time prior to the occurrence of a Change in Control. In no event shall the sum of the Participation Percentages of all of the Participants exceed 100 percent, and in no event shall the Participation Percentage assigned to any single Participant exceed 30 percent. If a Participant’s status as such is terminated, such Participant’s Participation Percentage shall be reduced to zero.

     “Special Incentive Compensation Amount” means, with respect to a particular Participant, a sum of money in United States Dollars equal to the product of the Transaction Value as of the Measurement Date, multiplied by the multiplier amount determined by the Committee in a resolution adopted by the Committee prior to a Change of Control.
     “Transaction Value” means the value of the transaction giving rise to the Change in Control. The Transaction Value of any particular transaction shall be determined by the Committee in a resolution adopted by the Committee prior to the particular Change of Control giving rise to the payment obligation hereunder.
     4. TERMS AND CONDITIONS
          (a) Payments. Simultaneously with the closing of a transaction resulting in a Change of Control, the Company shall pay to each Participant a sum of money equal to the Special Incentive Compensation Amount for such Participant. All payments hereunder shall be subject to withholding of applicable income, employment or similar taxes.
     5. RIGHTS OF EMPLOYEES
     A Participant’s participation in this Plan does not create any obligation whatsoever by the Company or any of its subsidiaries to continue such Participant’s employment or otherwise affect the Company’s right to terminate such Participant’s employment at will, with or without cause in the sole discretion of the Company or any of the Company’s subsidiaries which is an employer of such Participant; provided, however, that nothing contained in this Section 6 shall be construed to amend or modify in any respect any written employment agreements between the Company and any Participant. No person shall solely as a result of the existence of this Plan or such person’s participation herein be entitled to review or have access to the books and records of the Company or any of its subsidiaries. The Company shall provide each Participant with a schedule showing how such Participant’s payment hereunder was calculated. Amounts due hereunder shall be in addition to amounts which may be due to an employee by reason of any other agreements between the Participant and the Company.
     6. TERM, EFFECTIVE DATE AND TERMINATION
     The term (“Term”) of this Plan shall commence on July 28, 2005 (the “Effective Date” and shall automatically terminate on the date that is two years after the Effective Date (“Termination Date”). No payments shall be made hereunder with respect to any Change in Control occurring after the Termination Date. In addition, this Plan shall apply only with respect to the first Change in Control occurring after the Effective Date.

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